Exhibit 3.1(i)

Industry Canada	Industrie Canada

Certificate of Incorporation Canada Business Corporations Act	Certificat de constitution Loi canadienne sur les sociétés par actions

3698882 CANADA INC.	369888-2

Name of corporation-Dénomination de société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

January 14, 2000 / le 14 janvier 2000
Director - Directeur	Date of Incorporation - Date de constitution

Industrie Canada	Industrie Canada
		FORM 1	FORMULE 1
Canada Business	Loi canadienne sur les	ARTICLES OF INCORPORATION	STATUTS CONSTITUTIFS
Corporations Act	sociétés par actions	(SECTION 6)	(ARTICLE 6)

1- Name of corporation		Dénomination de la société

3698882 CANADA INC.

2- The place in Canada where the registered office is to be situated		Lieu au Canada où doit être situé le siège social

Territory of Greater Montreal, Province of Quebec.

3- The classes and any maximum number of shares that the corporation is authorized to issue		Categoriés et tout nombre maximal d’actions que la société est autorisée à émettre

Schedule 1 attached hereto is incorporated herein by reference as if herein set forth at length.

4- Restrictions, if any, on share transfers		Restrictions sur le transfert des actions, s’il y a lieu

Schedule 2 attached hereto is incorporated herein by reference as if herein set forth at length.

5- Number (or minimum and maximum number) of directors		Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum 1 - Maximum 10

6- Restrictions, If any, on business the corporation may carry on		Limites imposées à l’activité commerciale de la société, s’il y a lieu

None.

7- Other provisions, if any		Autres dispositions, s’il y a lieu

Schedule 3 attached hereto is incorporated herein by reference as if herein set forth at length.

8- Incorporators - Fondateurs

	Address (Include postal code)		Signature
Name(s) -Nom(s)	Adresse (Inclure le code postal)

LEPAGE, Pascal	Stock Exchange Tower, suite 3400		/s/ Pascal Lepage
800 Place Victoria
Montreal, Quebec, H4Z 1E9

FOR DEPARTMENTAL USE ONLY -A L’USAGE DU MINISTÈRE SEULEMENT Corporation No. - N° de la société 369888-2		Filed - Déposée JAN 17 [ILLEGIBLE]

IC 3419 (5/95)

SCHEDULE 1

DESCRIPTION OF SHARE CAPITAL

The Corporation is authorized to issue an unlimited number of Class A shares and Class B shares.

1.           CLASS A SHARES

Subject to the rights, privileges, conditions and restrictions attached to the shares of other classes, the Class A shares shall carry the following rights:

1.1           Voting right. Holders of Class A shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one (1) vote per Class A share held.

1.2           Dividend. Holders of Class A shares shall have the right to receive any dividend declared by the Corporation.

1.3           Remaining property. Upon the winding-up of the Corporation, holders of Class A shares shall have the right to share the remaining property of the Corporation.

2.           CLASS B SHARES

The Class B shares shall carry the following rights, privileges, conditions and restrictions:

2.1           Voting right. Except where the Canada Business Corporations Act confers specifically upon the holders of Class B shares the right to vote, the Class B shares shall not confer upon their holders the right to vote at meetings of shareholders, or to be convened to or attend such meetings.

2.2           Dividend. Holders of Class B shares shall have the right to receive, for each fiscal year of the Corporation and to the extent that the directors so declare, a non-cumulative preferred dividend in a maximum annual amount equal to eight percent (8%) of the amount credited to the stated capital account for such shares on the date of declaration of the dividend; such dividend being non-cumulative, if, for a given fiscal year, the directors do not declare it or declare only a part thereof, the right of the holders of Class B shares to the undeclared portion of such dividend for such fiscal year shall be forever extinguished; the dividend being preferred, no dividend may be declared, paid or set aside for payment on the Class A shares during a fiscal year of the Corporation, unless during such same fiscal year, the full amount of the dividend prescribed on the Class B shares has been fully declared and paid or has been set aside for payment on all the Class B shares then outstanding.

2.3          Redemption. Subject to the provisions of the Canada Business Corporations Act, the Corporation shall have the right, by resolution of the board of directors, to redeem, at all times, unilaterally, all or part of the Class B shares then outstanding, the whole in accordance with the following terms and conditions:

2.3.1        the Corporation shall give to each registered holder of Class B shares a written notice of redemption or send such notice by mail to the last known address of the holder; such notice shall inform the holder of the redemption and stipulate the date on which the redemption shall take effect (the “Redemption Date”), such date being required to be no less than 10 days subsequent to the date on which the Corporation delivered or sent the notices of redemption; any holder may waive receipt of a notice of redemption;

2.3.2        on the Redemption Date, the Class B shares redeemed shall be cancelled automatically and their holders shall have the right, upon delivery of the certificates representing such shares, to the payment of their Redemption Value as defined hereinbelow, as well as the payment of any dividend then declared and unpaid thereon. If a part only of the Class B shares represented by such certificates is redeemed, a new certificate shall be issued for the remaining shares;

2.3.3        in respect of holders of redeemed Class B shares who fail to deliver for cancellation the certificates representing such shares, the Corporation may deposit an amount corresponding to their Redemption Value with the Minister of Finance of the Province of Québec, in accordance with the provisions of the Deposit Act, R.S.Q., c. D-5, or at any other location designated in the notice of redemption, for such holders. The rights of such holders shall be limited to receiving the amount so deposited to their credit upon delivery of the certificates representing the redeemed shares, and, as the

2

case may be, to having new certificates issued by the Corporation for their remaining Class B shares;

2.3.4        if the redemption is partial, it shall be carried out rateably to the number of Class B shares outstanding, without taking into account fractional shares, or in any other manner proposed by the Corporation and accepted unanimously by the holders of such shares;

2.3.5        the “Redemption Value” of each Class B share shall correspond to the amount credited to the stated capital account in respect of such class of shares divided by the number of such shares then outstanding.

2.4          Reimbursement. In the event of the winding-up of the Corporation, holders of Class B shares shall receive, prior to holders of Class A shares, an amount equal to the Redemption Value of their Class B shares, as defined hereinabove, plus the dividends declared and unpaid on such shares.

2.5          Additional participation. Holders of Class B shares shall not participate further in the property or profits of the Corporation.

3

SCHEDULE 2

RESTRICTIONS ON TRANSFER OF SHARES

No shares of the capital stock of the Corporation shall be transferred without the approval of the directors evidenced by resolution of the board, provided that approval of any transfer of shares may be given as aforesaid after the transfer has been effected upon the books of the Corporation in which event, unless the said resolution stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the Corporation.

SCHEDULE 3

OTHER PROVISIONS

1.                    The number of shareholders of the Corporation shall be limited to fifty (50), not including shareholders who are or were employees of the Corporation, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

2.                    Any distribution of securities to the public or any invitation to the public to subscribe for or to purchase securities is prohibited.

3.                    The directors of the Corporation may from time to time without authorization from the shareholders:

3.1                        borrow money upon the credit of the Corporation;

3.2                        limit or increase the amount to be borrowed;

3.3                        issue, reissue, sell or pledge debt obligations of the Corporation for such sums and at such prices as may be deemed expedient;

3.4                        subject to Section 44 of the Canada Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

3.5                        create a security interest, in particular through hypothecs, in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

4.                    The directors may appoint one (1) or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, to the extent that the total number of directors so appointed shall not exceed one third (1/3) of the number of directors elected at the previous annual meeting of the shareholders.

Industry Canada	Industrie Canada
Certificate of Amendment Canada Business Corporations Act	Certificat de Modification Loi canadienne sur les sociétés par actions

JUMPTV.COM INC.	369888-2

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société
I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles.of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

February 22, 2000 / le 22 février 2000
Director - Directeur		Date of Amendment - Date de modification

Industry Canada	Industrie Canada	FORM 4	FORMULE 4,
Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

1- Name of corporation - Dénomination de la société			2- Corporation No. - N° de la société
3698882 CANADA INC.			369888-2

3-The articles of the above-named corporation are amended as follows:		Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The name of the Corporation is hereby changed from “3698882 CANADA INC.” to “JUMPTV.COM INC.”

Date	Signature	Title-Titre
2000/02/20	/s/ William Lloyd	Director
William Lloyd

FOR DEPARTMENTAL USE ONLY - À L’USAGE DU MINISTÈRE SEULEMENT
Filed - Déposée FEB
FEV 23 2000
[ILLEGIBLE]

Industry Canada	Industrie Canada
Certificate of Amendment Canada Business Corporations Act	Certificat de modification Loi canadienne sur les sociétés par actions

JUMPTV.COM INC.	369888-2

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw
Richard G. Shaw		July 11, 2005 / le 11 juillet 2005
Director - Directeur		Date of Amendment - Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type - Mode de traitment:	E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société		2. Corporation No. - N° de la société

JUMPTV.COM INC.		369888-2

3.     The articles of the above-named corporation are amended as follows:

Les statuts de la société mentionnée ci-dessus sent modifiés de la façon suivante:

(a) to change the province in which the registered office is situated from Quebec to Ontario;

(b) to delete in their entirety paragraphs 1 and 2 of Schedule 3 of the articles of incorporation;

(c) to renumber paragraphs 3 and 4 of Schedule 3 of the articles of incorporation as paragraphs 1 and 2, respectively;

(d) to increase the authorized capital of the Corporation by creating one Class C special share and by providing that the Class C special share shall have attached thereto the rights, privileges, restrictions and conditions set out in the annexed Schedule A which is incorporated herein by reference; and

(e) to provide that, after giving effect to paragraph (d), the classes and maximum number of shares that the Corporation is authorized to issue shall consist of an unlimited number of Class A shares, an unlimited number of Class B shares, and one Class C special share.

Class C Special Shares

The Class C special share (the “Class C Share”) shall have attached thereto the following rights, privileges, restrictions and conditions:

1. Voting Rights

1.1 The holder of the Class C Share shall be entitled to receive notice of and to attend all meetings of shareholders but shall not be entitled (except as hereinafter specifically provided and except as otherwise provided under the Canada Business Corporations Act (the “Act”)) to vote at any such meeting; provided, however, that the holder of the Class C Share shall be entitled, for so long as such Class C Share remains outstanding and voting exclusively and separately as a class, to elect one director of the Corporation.

1.2 Nothing herein contained shall be deemed to restrict the right of the Corporation from time to time to increase or decrease the number (or minimum or maximum number) of its directors in accordance with the Act.

1.3 Notwithstanding anything contained in the articles or by-laws, the term of office of the director elected to represent the holder of the Class C Share shall terminate upon the election of new directors at the next annual meeting of shareholders or at a special meeting of shareholders which may be held for the purpose of electing directors after such termination.

2. Dividends

The holder of the Class C Share shall not be entitled to receive, and the Corporation shall not pay thereon, any dividends.

3. Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holder of the Class C Share shall not be entitled to share in any such distribution of the property or assets of the Corporation.

4. Redemption

4.1 For purposes of this section 4, the term “Redemption Event” means any one of:

(a) the death of the holder of the outstanding Class C Share;

(b) the holder of the Class C Share ceasing to hold not less than 75,000 Class A shares or options to purchase Class A shares, or any combination thereof, as such Class A shares are constituted on the date on which a certificate is issued by the Director appointed under the Act to amend the articles of the Corporation to, among other things, create the Class C Share;

(c) the holder of the Class C Share being found guilty by a court of competent jurisdiction of a criminal offence;

(d) the listing of the Class A shares on a “recognized stock exchange” (as defined under the Securities Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced); or

(e) upon a change in control of the Corporation, excluding the direct or indirect acquisition of control by the Chairman and Chief Executive Officer of the Corporation in office as at the date hereof.

For the purposes of this provision, a “Change of Control” will be deemed to have occurred when:

(i) a person (which includes a partnership or corporation) acting alone or jointly or in concert with others, acquires beneficial ownership of voting securities of the Corporation which, together with voting securities of the Corporation already owned by such person or persons, constitutes in the aggregate 50% or more of the outstanding voting securities of the Corporation; or

(ii) the Corporation agrees to amalgamate, consolidate or merge with another body corporate.

4.2 Upon the occurrence of a Redemption Event, the Corporation shall be entitled, upon giving notice as hereinafter provided, redeem the outstanding Class C Share upon payment of an amount equal to the amount paid up thereon (the “Redemption Price”).

4.3 In the case of redemption of the Class C Share under the provisions of section 4.2, the Corporation shall at least 10 days (or, if the holder of the outstanding Class C Share consents, such shorter period to which the holder may consent) before the date specified for redemption mail (or, with the consent of the holder, otherwise deliver) a notice in writing of the intention of the Corporation to redeem the Class C Share to the holder thereof. Such notice shall (subject to the consent of the holder) be mailed, postage prepaid, addressed to the holder at the holder’s address as it appears on the records of the Corporation or in the event of the address of the holder not so appearing then to the last known address of such holder; provided, however, that any accidental failure to give any notice to the holder shall not affect the validity of such redemption. Such notice shall set out the Redemption Price and the date on which redemption is to take place.

4.4 On or after the date specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holder of the Class C Share the Redemption Price thereof on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificate representing the Class C Share. Such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers in Canada (or, with the consent of the holder, by any other means of immediately available funds). From and after the date specified for redemption in any such notice, the holder of the Class C Share shall not be entitled to exercise any of the rights of a holder of the Class C Share unless payment of the Redemption Price is not made upon presentation of the certificate in accordance with the foregoing provisions, in which case the rights of the holder of the Class C Share shall remain unaffected.

4.5 The Corporation shall have the right at any time after the mailing (or delivery, as the case may be) of notice of its intention to redeem the Class C Share to deposit the Redemption Price of the Class C Share to a special account in any chartered bank or any trust company in Canada named in the such notice, to be paid without interest to or to the order of the holder of the Class C Share upon presentation and surrender to such bank or trust company of the certificate representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class C Share shall be redeemed and the rights of the holder thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest the Redemption Price so deposited against presentation and surrender of the said certificate held by the holder and any interest allowed on such deposit shall belong to the Corporation.

4.6 Redemption moneys that are represented by a cheque that has not been presented for payment or that otherwise remain unclaimed (including moneys held o deposit to a special account as provided for above) for a period of 2 years from the date specified for redemption shall be forfeited to the Corporation.

5. Restrictions on Transfers

Except for a redemption of the Class C Share by the Corporation, the holder of the Class C Share shall not be entitled to sell, transfer, assign or otherwise dispose of the Class C Share.

[END OF SCHEDULE 1]

Date	Name - Nom	Signature	Capacity of - en qualité
2005-07-11	JOHN FEKETE		AUTHORIZED OFFICER

3

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

JUMPTV.COM INC.	369888-2

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐ a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐ b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒ c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐ d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw
Richard G. Shaw	September 7, 2005 / le 7 septembre 2005
Director - Directeur	Date of Amendment - Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type - Mode de traitement:                E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société

JUMPTV.COM INC.	369888-2

3.     The articles of the above-named corporation are amended as follows:

Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

(a) to subdivide one (1) outstanding Class A share into ten (10) outstanding Class A shares.

Date	Name - Nom	Signature	Capacity of-en qualité
2005-09-07	JOHN FEKETE		DIRECTOR

1

Industry Canada	Industrie Canada

Certificate		Certificat
of Amendment		de modification

Canada Business		Loi canadienne sur
Corporations Act		les sociétés par actions

JUMPTV.COM INC.	369888-2

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw		October 11, 2005 / le 11 octobre 2005
Richard G. Shaw		Date of Amendment - Date de modification
Director - Directeur

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type - Mode de traitement:             E-Commerce /Commerce-É

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - N° de la société

JUMPTV.COM INC.		369888-2

3.	The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

to remove the provision set out in Schedule 2 of the articles of incorporation which states:

“No shares of the capital stock of the Corporation shall be transferred without the approval of the directors evidenced by resolution of the baord, provided that the approval of any tranfer of shares may be given as aforesaid after the transfer has been effected upon the books of the Corporation in which event, unless the said resolution stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the Corporation.”

Date	Name - Nom	Signature	Capacity of - en qualité
2005-10-11	JOHN FEKETE		AUTHORIZED OFFICER

1

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

JumpTV Inc.		369888-2

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw
Richard G. Shaw Director - Directeur		May 26, 2006 / le 26 mai 2006 Date of Amendment - Date de modification

Industry Canada	Industrie Canada	FORM 4 ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	FORM ULAIRE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions

1 -	Name of the Corporation - Dénomination sociale de la société	2 -	Corporation No. - No de la société

JUMPTV.COM INC.		369888-2

3 - The articles of the above-named corporation are amended as follows’		Les statuts de la société mentionée ci-dessus sont modifiés de la façon suivante:

1.         to change the name of the Corporation to JumpTV Inc.;

2.         to increase the maximum number of directors from ten (10) to twelve (12); and

3.         to decrease the authorized capital of the Corporation by deleting the Class C special shares and all of the rights, privileges, restrictions and conditions attached to the Class C special shares, none of which are issued and outstanding.

Signature	Printed Name - Nom en lettres moulées	4. - Capacity or - En qualité de	5. - Tol No. - No dé tel.
/s/ G. Scott Paterson	G. Scott Paterson	CEO	416-368-6464

FOR DEPARTMENTAL USE ONLY - À ĽUSAGE DU MINISTÈRE SEULEMENT
May 23 2006

IC 3419 (5/95)

	Industry Canada	Industrie Canada

Certificate		Certificat
of Amendment		de modification

Canada Business		Loi canadienne sur
Corporations Act		les sociétés par actions

JumpTV Inc.		369888-2

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

1 hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐ a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☒ b) en vertu de l’article 27 de la Loi canadienne sur les sociètès par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒ c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐ d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw
Richard G. Shaw		June 20, 2006 / le 20 juin 2006
Director - Directeur		Date of Amendment - Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE
Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type - Mode de traitement          E-Commerce-Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
JumpTV Inc.	369888-2

3. The articles of the above-named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

1. to increase the authorized capital of the Corporation by creating an unlimited number of Class 1 Preference Shares and an unlimited number of Class 2 Preference Shares, issuable in series, with the rights, privileges, restrictions and conditions set forth below:

CLASS 1 PREFERENCE SHARES

The rights, privileges, restrictions and conditions attaching to the Class 1 Preference Shares of the Corporation as a class are as follows:

(1) The Class 1 Preference Shares may at any time or from time to time be approved for issuance and be issued by the board of directors in one or more series. Prior to the issue of the shares of any such series, the board of directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, the shares of such series including, without limitation:

(a)   the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

(b)   whether such dividends are cumulative, partly cumulative or non-cumulative;

(c)   the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

(d)   if redeemable, retractable or purchasable, the redemption, retraction, or purchase prices and the terms and conditions of redemption, retraction or purchase, with or without provision for sinking or similar funds;

(e)   any conversion, exchange or reclassification rights; and

(f)    any other rights, privileges, restrictions and conditions not inconsistent with these provisions;

the whole being subject to the receipt by the Director under the Canada Business Corporations Act of articles of amendment designating and fixing the number of Class 1 Preference Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching to such series of Class 1 Preference Shares and the issue by the Director of a certificat e of amendment with respect to the articles of amendment so filed.

(2)   The Class 1 Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank and be entitled to a preference over the class A shares, class B share, the Class 2 Preference Shares and the shares of any other class ranking junior to the Class 1 Preference Shares.

(3)   The holders of Class 1 Preference Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

CLASS 2 PREFERENCE SHARES

The rights, privileges, restrictions and conditions attaching to the Class 2 Preference Shares of the Corporation as a class are as follows:

(1) The Class 2 Preference Shares may at any time or from time to time be approved for issuance and be issued by the board of directors in one or more series. Prior to the issue of the shares of any such series, the board of directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, the shares of such series including, without limitation:

(a)   the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

(b)   whether such dividends are cumulative, partly cumulative or non-cumulative;

(c)   the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

(d)   if redeemable, retractable or purchasable, the redemption, retraction, or purchase prices and the terms and conditions of redemption, retraction or purchase, with or without provision for sinking or similar funds;

(e)   any conversion, exchange or reclassification rights; and

(f)    any other rights, privileges, restrictions and conditions not inconsistent with these provisions;

the whole being subject to the receipt by the Director under the Canada Business Corporations Act of articles of amendment designating and fixing the number of Class 2 Preference Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching to such series of Class 2 Preference Shares and the issue by the Director of a certificate of amendment with respect to the articles of amendment so filed.

(2)  The Class 2 Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank and be entitled to a preference over the class A shares, class B shares, and the shares of any other class ranking junior to the Class 2 Preference Shares.

(3)  The holders of Class 2 Preference Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

Date	Name - Nom	Signature	Capacity of - en qualité
2006-06-20	KRISS BUSH		AUTHORIZED OFFICER

2

Industry Canada Industrie Canada

Certificate of Arrangement	Certificat d’arrangement

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

JumpTV Inc.	369888-2

Name of CBCA corporation(s) involved - Dénomination(s) de la(des) sociétés(s) L.C.S.A. concernée(s)	Corporation number- Numéro de la société

I hereby certify that the arrangement set out in the attached articles of arrangement, involving the above-referenced corporation(s), has been effected under section 192 of the

Canada Business Corporations Act.

Je certifie que l’arrangement mentionné dans les clauses d’arrangement annexées, concernant la(les) société(s) susmentionnée(s), a pris effet en vertu de l’article 192 de la Loi canadienne sur les sociéteś par actions.

/s/ Richard G. Shaw	July 7, 2006 / le 7 juillet 2006
Richard G. Shaw Director - Directeur	Date of Arrangement - Date de l’arrangement

Industry Canada	Industrie Canada	FORM 14.1 ARTICLES OF ARRANGEMENT (SECTION 192)	FORMULAIRE 14.1 CLAUSES D’ARRANGEMENT (ARTICLE 192)

Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions

1—Name of applicant corporation(s) – Dénomination sociale de la(des) requérante(s) JumpTV Inc.	2—Corporation No.(s) - N°(s) de la(des) société(s) 3698882

3—Name of the corporation(s) the articles of which are amended, if applicable - Dénomination sociale de la(des) société(s) dont les statuts sont modifiés, le cas échéant JumpTV Inc,	4—Corporation No.(s) - N°(s) de la(des) société(s) 3698882

5—Name of the corporation(s) created by amalgamation, if applicable Dénomination sociale de la(des) société(s) issue(s) de la(des) fusion(s), le cas échéant	6—Corporation No.(s) - N°(s) de la(des) société(s)

7—Name of the dissolved corporation(s), if applicable Dénomination sociale de la(des) société(s) dissoute(s), le cas échéant	8—Corporation No.(s) - N°(s) de la(des) société(s)

9—Name of other corporations involved, if applicable Dénomination sociale des autres société(s) en cause, le cas échéant	10—Corporation No.(s) or Jurisdiction of Incorporation N°(s) de la(des) société(s) /ou loi sous le régime de laquelle elle est constituée

11—In accordance with the order approving the arrangement – Conformément aux termes de l’ordonnance approuvant l’arrangement

a.	☒

The articles of the above named corporation(s) are amended in accordance with the attached plan of arrangement Les statuts de la(des) société(s) susmentionnée(s) sont modifiés en conformité avec le plan d’arrangement ci-joint

		The name of ______________________________________	is changed to ______________________________________

		Le denomination sociale de __________________________	est modifiée pour ____________________________________

b.	☐	The following bodies corporate are amalgamated in accordance with the attached plan of arrangement Les personnes morales suivantes sont fusionnées conformément au plan d’arrangement ci-joint

c.	☐

The above named corporation(s) is(are) liquidated and dissolved in accordance with the attached plan of arrangement La(les) société(s) susmentionnée(s) est(sont) liquidée(s) et dissoute(s) conformément au plan d’arrangement ci-joint

d.	☒

The plan of arrangement attached hereto, involving the above named body(ies) corporate is hereby effected Le plan d’arrangement ci-joint portant sur la(les) personne(s) morale(s) susmentionnée(s) prend effet

Please see attached Schedule 1.

Signature	Printed Name – Nom en lettres moulées	12 — Capacity of – En qualité de	13 — Tel. No. - N° de tél.
/s/ Kriss Bush	Kriss Bush	CFO	(647) 407-3959

JUL 07 2006
IC 3180 (2003/06)

SCHEDULE 1
ARTICLES OF ARRANGEMENT OF JUMPTV INC.

1.                                       In accordance with the Plan of Arrangement, the articles of the Corporation be amended as follows:

(a)                                  To increase the authorized capital of the Corporation by the creation of an unlimited number of Common Shares.

(b)                                 To provide that the Common Shares shall have attached thereto the rights, privileges, restrictions and conditions as set out as follows:

Voting right. Holders of Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one (1) per vote per Common Share held.

Dividend. Subject to the prior rights of Class 1 Preference Shares, Class 2 Preference Shares and Class B shares, if any, and any other class of shares ranking junior to the Class 1 Preference Shares, the holders of Common Share shall have the right to receive any dividend declared by the directors of the Corporation.

Remaining property. Subject to the prior rights of Class 1 Preference Shares, Class 2 Preference Shares and Class B shares, if any, and any other class of shares ranking junior to the Class 1 Preference Shares, upon the winding-up of the Corporation, holders of Common Shares shall have the right to share the remaining property of the Corporation.

(c)                                  To exchange the existing issued and outstanding 21,223,387 Class A Shares as set forth in the Securities Register of the Corporation as of the close of business on June 13, 2006, into an aggregate 21,223,387 Common Shares on the basis of one Class A Share for one Common Share.

(d)                                 To decrease the authorized capital of the Corporation by cancelling the authorized Class A Shares, together with the rights, privileges and conditions attached thereto as set out in the articles of the Corporation and providing that, after giving effect to the foregoing, the Corporation is authorized to issue an unlimited number of Common Shares, an unlimited number of Class B Shares, an unlimited number of Class 1 Preference Shares, issuable in series and an unlimited number of Class 2 Preference Shares, issuable in series.

PLAN OF ARRANGEMENT

UNDER SECTION 192

OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                                 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Arrangement” means an arrangement under the provisions of Section 192 of the CBCA on the terms and conditions set forth in this Plan of Arrangement, subject to any amendment or modification thereto made in accordance with the terms of this Plan of Arrangement, or made at the direction of the Court in the Final Order;

“Articles of Arrangement” means the articles of arrangement of the Corporation in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made in order to give effect to the Arrangement;

“Business Day” means any day of the week, other than a Saturday, a Sunday or a statutory or civic holiday observed in Toronto, Ontario;

“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. c-44, as amended;

“Certificate” means the certificate giving effect to the Arrangement, issued by the Director pursuant to subsection 192(7) of the CBCA in respect of the Articles of Arrangement;

“Circular” means the notice of meeting and management proxy circular of the Corporation dated June 14, 2006 sent to Shareholders in connection with the Meeting, including the schedules and appendices thereto and all amendments from time to time made thereto;

“Class A Shares” means the Class A shares in the capital of the Corporation;

“Common Shares” means the new class of common shares that are to be created and for which the Existing Shares are to be exchanged pursuant to this Plan of Arrangement;

“Consolidation” means the issuance of 0,0551672 of a Class A Share for each issued and outstanding Class A Share, approved by the Board of Directors of the Corporation on January 29, 2002;

“Corporation” means JumpTV Inc., a corporation incorporated under the CBCA;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“Director” means the Director appointed under section 260 of the CBCA;

“Effective Date” means the date upon which the Arrangement becomes effective as established by the date of issue shown on the Certificates issued by the Director pursuant to the CBCA;

“Effective Time” means 8:00 a.m. (Toronto Time) on the Effective Date;

“Existing Options” means the 5;880,614 Options to acquire Class A Shares that are issued and outstanding immediately prior to the Effective Time, as set forth in the corporate records of the Corporation as of the close of business on the Record Date;

“Existing Shares” means the 21,223,387 Class A Shares that are issued and outstanding immediately prior to the Effective Time, as set forth in the Securities Register as of the close of business on the Record Date;

“Final Order” means the final order of the Court approving the Arrangement following the application therefor contemplated by this Plan of Arrangement, as such order may be amended or modified by the highest court to which appeal may be applied for;

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, commissioner, board, or authority of any of the foregoing; (c) any securities regulatory authority or self-regulatory authority; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Interim Order” means the interim order of the Court made in connection with the approval of the Arrangement following the application therefor contemplated by this Plan of Arrangement;

“Letter of Transmittal” means the letter of transmittal to be sent by the Corporation to Shareholders for use in connection with the Arrangement, the form of which is attached hereto;

“Meeting” means the special meeting of the Shareholders (including any adjournment or postponement thereof) to be called and held to, among other things, consider and, if deemed advisable, approve the Arrangement by way of special resolution (as defined in the CBCA);

“Option” means the right to acquire the shares of any class of shares of the Corporation, and for the avoidance of doubt, includes such rights pursuant to warrants and Stock Appreciation Rights;

“Optionholder” means a holder of Existing Options or Replacement Options, as the case may be, that is recorded in the corporate records of the Corporation as of the Record Date, or such valid transferees of the interests so recorded in accordance with the articles and by-laws of the Corporation and the CBCA;

“Person” includes an individual, partnership, association, body corporate, joint venture, business organization, trustee, executor, administrator, legal representative, Governmental Entity or any other entity, whether or not having legal status;

“Record Date” means June 13, 2006, as set forth in the Interim Order;

“Replacement Options” means an option to acquire Common Shares for which the Existing Options are to be exchanged pursuant to this Plan of Arrangement;

“Restricted Shares” means restricted shares that are granted pursuant to the Corporation’s restricted share plan, effective as of September 2, 2005;

“Securities” means the shares of any class of shares of the Corporation, Options and Restricted Shares;

“Securities Register” means collectively, the share lodger of the Corporation that lists each of the Shareholders and the corresponding number of Class A Shares that are held by each such Shareholder;

“Shareholder” means a holder of Existing Shares or Common Shares, as the case may be, that is recorded in the Securities Register as of the Record Date, or such valid transferees of the interests so recorded in accordance with the articles and by-laws of the Corporation and the CBCA;

“Stock Appreciation Rights” means stock appreciation rights that are granted pursuant to the Corporation’s stock appreciation rights plan dated April 26, 2006; and

“Tax Act” means the Income Tax Act (Canada), R.S.C 1985, c. 1, as amended.

2

1.2                                 Number and Gender

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, and words importing any gender include all genders.

1.3                                 Interpretation Not Affected by Headings, etc.

The division of this Plan of Arrangement into Articles, Sections, Subsections and other parts and the insertion of headings are for convenience only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.4                                 Date For Any Action

In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required to be taken on or by the next succeeding day which is a Business Day.

1.5                                 Time

All times expressed herein are local time (Toronto, Ontario) unless otherwise stipulated herein or therein.

1.6                                 Currency

All references to currency in this Plan of Arrangement are to Canadian dollars, being lawful money of the Canada.

1.7                                 Statutory References

Unless otherwise expressly provided herein, any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

ARTICLE 2

THE ARRANGEMENT

2.1                                 Binding Effect

This Plan of Arrangement will become effective at, and be binding at and after, the times referred to in Section 2.2 on: (i) the Corporation; (ii) all Shareholders; (iii) all Optionholders; and (iv) all holders of Restricted Shares.

2.2                                 Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality;

(a)                                  The authorized capital of the Corporation is increased by the creation of an unlimited number of Common Shares.

(b)                                 The Existing Shares shall be exchanged for the same number of Common Shares on the basis of one Existing Share for one Common Share. A Shareholder shall not be entitled to receive any consideration other than the Common Shares in return for the Existing Shares and all rights of the Shareholders to or in respect of the Existing Shares shall terminate.

3

(c)                                  The Existing Options shall be exchanged for the same number of Replacement Options (without regard to vesting) on the basis of one Existing Option for one Replacement Option. The terms in respect of each Replacement Option, including without limitation, the exercise price, time to maturity and vesting periods, shall be identical to the terms of the corresponding Existing Option immediately prior to the Effective Time. For the avoidance of doubt, each Replacement Option shall have an exercise price equal to the exercise price per Class A Share of the corresponding Existing Option immediately prior to the Effective Time. An Optionholder shall not be entitled to receive any consideration other than the Replacement Options in return for the Existing Options and all rights of the Optionholders to or in respect of the Existing Options shall terminate.

(d)                                 As of the Effective Time, Common Shares shall be issuable by the Corporation upon the vesting of each Restricted Share in the holder thereof in accordance with its terms;

(e)                                  The Securities Register shall be validated both as to the names of Shareholders and the Optionholders and as to the numbers of Class A Shares and or Options hold by such Shareholders or Optionholders, as the case may be, as of the close of business on the Record Date and no other person has a right to be entered on to the records of the Corporation as a Shareholder or Optionholder in respect of any alleged right existing prior to the Record Date, except for valid transferees of the Class A Share or Option interests so recorded.

(f)                                    As of the Effective Time, the authorized Class A Shares shall be cancelled, together with the rights, privileges, restrictions and conditions attaching thereto.

(g)                                 As of the Effective Time, the only Securities of the Corporation that are outstanding shall be the Common Shares and the Replacement Options.

ARTICLE 3

PAYMENT OF CONSIDERATION

3.1                                 Issuance of Common Shares and Replacement Options to Shareholders and Optionholders

(a)                                  Upon surrender to the Corporation for transfer a certificate which represents Existing Shares, together with such other documents and instruments as the Company may reasonably require (including a duly completed and executed Letter of Transmittal and such other documents and instruments as would have been required to effect the transfer of Existing Shares represented by the certificate(s) representing the Existing Shares under the CBCA and the by-laws of the Corporation), the holder of such surrendered certificate shall be entitled to receive in consideration therefor, and as soon at reasonably practicable after the Effective Date, a share certificate representing the corresponding number of Common Shares, in each case based on the application of the Consolidation as of January 29, 2002.

(b)                                 In the event that any Existing Options are evidenced by stock option agreements or other similar writings, such writings shall be deemed to evidence the corresponding number of Replacement Options, in each case based on the application of the Consolidation as of January 29, 2002.

(c)                                  In the event that any Existing Shares are not surrendered for cancellation as of the Effective Time (at which time the Class A Shares shall be cancelled), each share certificate representing such Existing Shares shall be deemed to evidence the corresponding number of Common Shares, in each case based on the application of the Consolidation as of January 29, 2002.

4

3.2                                 Lost Certificates

In the event that any share certificate, which immediately prior to the Effective Time represented one or more Existing Shares that were exchanged pursuant to Section 2.2(b) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Shareholder claiming such certificate to be lost, stolen or destroyed, the Corporation will issue in exchange for such lost, stolen or destroyed certificate, a replacement certificate evidencing the applicable number of Common Shares. When authorizing such replacement certificate in exchange for any lost, stolen or destroyed certificate, the Shareholder to whom the replacement certificate is to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation (and its transfer agents) in such sum as the Corporation may direct or otherwise indemnify the Corporation in a manner satisfactory to the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

3.3                                 Extinction of Rights

Any certificate that immediately prior to the Effective Time represented Existing Shares that were exchanged pursuant to Section 2.2(b) and that is not deposited with all other instruments required by this Plan of Arrangement in accordance with the terms of this Plan of Arrangement on or prior to the fifth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a securityholder of the Corporation. On such data, the replacement certificate to which the former Shareholder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to the Corporation or any successor thereto.

3.4                                 Withholding Rights.

The Corporation shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any Shareholder and Optionholder, such amounts as the Corporation is required or permitted to deduct and withhold with respect to such payment under the Tax Act or any other provision of provincial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 4

AMENDMENT

4.1                                 Amendment

(a)                                  The Corporation may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that any such amendment, modification or supplement must be approved by the Corporation in a written document that is filed with the Court and, if made following the Meeting, approved by the Court and communicated to Shareholders in the manner required by the Court (if so required).

(b)                                 Any amendment, modification or supplement to this Plan of Arrangement which is directed by the Court following the Meeting shall be effective only if: (i) it is consented to in writing by the Corporation; and (ii) to the extent required by the Court, it is consented to by the Shareholders and/or Optionholders in the manner directed by the Court.

5

ARTICLE 5

FURTHER ASSURANCES

5.1                                 Other Documents and Instruments

Notwithstanding that the transactions or events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further authorization, act or formality, the Corporation shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order further to document or evidence any of the transactions or events set out herein including any resolutions of directors authorizing the issue, exchange, transfer, purchase for cancellation or donation of shares and any share transfer powers evidencing the transfer of shares and any receipts therefor.

6

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

JumpTV Inc.	369888-2

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

1 hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw
Richard G. Shaw	July 20, 2006 / le 20 juillet 2006
Director - Directeur	Date of Amendment - Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE

Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type - Mode de traitement:                E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société

JumpTV Inc.	369888-2

3.               The articles of the above-named corporation are amended as follows:

Les statuts do la société mentionnée ci-dessus sont modifiés de la façon suivante:

1.               to increase the maximum number of directors from twelve (12) to fifteen (15); and

2.               to decrease the authorized capital of the Corporation by deleting the Class B shares and all of the rights, privileges, restrictions and conditions attached to the Class B shares, none of which are issued and outstanding.

Date	Name - Nom	Signature	Capacity of - en qualité
2006-07-20	JASON B. REID		AUTHORIZED OFFICER

1

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

NeuLion, Inc.			369888-2

Name of corporation-Dénomination de la société			Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dam les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw			July 13, 2009 / le 13 juillet 2009
Richard G. Shaw
Director - Directeur			Date of Amendment - Date de modification

Industry Canada	Industrie Canada
Corporations Canada	Corporations Canada

FORM 4

Instructions

3 Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 Declaration
This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the Privacy Act. However, public disclosure pursuant to section 266 of the CBCA is permitted under the Privacy Act.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees
• Corporations Canada Online Filing Centre: $200
• By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders
Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director’s address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online
Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

Articles of Amendment

(Section 27 or 177 of the Canada Business Corporations Act (CBCA))

1		Corporation name

JumpTV Inc.

2		Corporation Number

369888-2

3		The articles are amended as follows:
(Please note that more than one section can be filled out)
A:		The corporation changes its name to:

NeuLion, Inc.

B:		The corporation changes the province or territory in Canada where the registered office is situated to:
(Do not indicate the full address)

C:		The corporation changes the minimum and/or maximum number of directors to:
(For a fixed number of directors, please indicate the same
number in both the minimum and maximum options)

	minimum:	maximum:

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify.

4		Declaration
I hereby certify that I am a director or an officer of the corporation.

/s/ Roy E. Reichbach
SIGNATURE

Roy E. Reichbach		(516) 622-8376
PRINT NAME		TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).